Exhibit 99.1

FOR IMMEDIATE RELEASE

iSatori Strengthens Financial Team; Names Finance and Health Sciences Veteran Seth Yakatan

Interim CFO and Andrea Clem EVP of Finance and Corporate Controller

GOLDEN, CO--(MarketWired – April 8, 2015) - iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced enhancements to its senior management team.

Seth Yakatan has been named Interim Chief Financial Officer.  He currently serves as a member of the Company's Board of Directors, having joined the Board in 2014, and currently also serves as Vice President of Business Development for Invion, Ltd.  Seth brings more than 24 years experience as a life sciences business development and corporate finance professional, actively supporting small cap and major companies in achieving corporate, financing, and asset monetization objectives. He began his career as a venture capital analyst with Ventana Growth Funds and Sureste Venture Management. Prior to founding Katan Associates in 2001, Seth worked in merchant banking at the Union Bank of California, N.A., where, during his six-year tenure, he completed the placement of numerous senior debt, subordinated debt, and private equity investments. Seth is recognized as an expert in the valuation of life sciences companies, stemming from industry experience and academia. He has authored several publications and lectured and guest lectured at corporate workshops and universities on valuation theory and real-world practice and case studies and consulted several state and provincial governments worldwide on commercialization and capital access initiatives.  He holds an MBA in Finance from the University of California, Irvine, and a BA in History and Public Affairs from the University of Denver.

“We are very pleased that Seth has chosen to increase his commitment to iSatori,” said Stephen Adelé, Chief Executive Officer of iSatori (www.iSatori.com).  “Seth’s expertise was critical to the recent successful resolution of our banking relationship with Colorado Business Bank, and we look forward to continuing to benefit from his financial expertise and capital markets experience,” Adelé continued.

Michael Wilemon, who served as the Company’s Chief Financial Officer, has retired from the Company. “We are grateful to Michael for his more than a decade of financial leadership at iSatori as we moved from a start-up to a leader in the sports nutrition field,” said Stephen.  “Michael served as a mentor to me and several other managers here and leaves behind many valuable contributions from his 10 years of service with us.” Mr. Wilemon is not leaving over any disagreements with management, the Company, or any matter relating to the operations, policies, or financial practices.

“We are also pleased to announce that Andrea Clem has been promoted to serve as Executive Vice President, Finance and Corporate Controller. Andrea has been with iSatori for almost 10 years, first as Accounting Manager and then Controller,” Adelé added.

Andrea joined iSatori as Accounting Manager in 2005 and, prior to her promotion, spent most of her time named as the Company’s Controller. She previously served Aspen Healthcare, as a Financial Analyst, and Lafarge North America, as a Regional Level Accountant for its Ready Mix product line. Ms. Clem holds an MBA, with an emphasis in finance, from Regis University, a BS in Accounting from Metropolitan State University in Denver, and is a former Certified Public Accountant.

Mr. Adele concluded, “The Board is very pleased, as am I, that we have assembled a solid team of professionals with deep industry and capital market experience to strengthen our Company and help us continue to execute on our growth strategies.”

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About iSatori, Inc.

iSatori is a consumer products firm that develops and sells scientifically engineered nutritional products through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. The Company is headquartered in Golden, Colorado, and its common stock trades on the OTCQB under the symbol "IFIT." More information about the Company is available at http://www.isatori.com.

Forward-Looking Statements

Statements made in this news release relating to the Company's future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company's products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. Please see our Risk Factor disclosures included in our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on April 30, 2013, and in subsequent filings with the Securities and Exchange Commission. All future written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Contacts

Self & Associates

Trudy M. Self

Investor Relations

909.336.5685

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